                                                                   EXHIBIT 10.12


                           HUDSON CITY SAVINGS BANK
                         INCORPORATED MARCH 27th 1868

HUDSON CITY SAVINGS BANK

ANNUAL INCENTIVE PLAN

Effective Date January 1, 1987


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I   - THE PURPOSE...............................................   -3-

ARTICLE II  - PLAN SUMMARY..............................................   -3-

ARTICLE III - PARTICIPATION.............................................   -4-

ARTICLE IV  - DETERMINATION OF AWARD SIZE...............................   -5-

ARTICLE V   - PERFORMANCE MEASUREMENTS..................................   -7-

ARTICLE VI  - DISTRIBUTION OF AWARDS....................................   -8-

ARTICLE VII - GENERAL PROVISIONS........................................   -8-


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                                    ARTICLE I

                                   THE PURPOSE

1.1   The Annual Incentive Plan of Hudson City Savings Bank is designed to:

      -     Motivate selected individuals to achieve planned results;

      -     Share in increased growth and overall profitability of the Bank; and

      -     Reward individuals for achieving results.

                                   ARTICLE II

                                  PLAN SUMMARY

2.1 The Plan provides annual incentive awards based on the achievement of the Bank's pre-established financial goals.

2.2 The Annual Incentive Plan (the "Plan") of the Hudson City Savings Bank (the "Bank") is effective January 1, 1987. The annual Plan Year runs concurrent with the Bank's fiscal year, January 1 to December 31, unless otherwise recommended by the Salary Committee (the "Committee") and approved by the Board of Directors (the "Board").

2.3 An Incentive pool is established based on the Bank's financial objectives. The amount of the incentive pool is dependent on the attainment of specified financial performance levels. The performance levels are recommended by the Committee and approved by the Board. The "Annual Target" is a specified level of net operating income (before taxes and extraordinary items, after interest expense).

2.4 Participation is limited to a select group of key executives who are able to directly influence the financial performance of the Bank.

2.5 The target award size established for each Participant is comparable to market levels provided to similar participants as a percentage of base salary. In addition to a target award, a threshold and maximum award is specified for each Participant.

      Example:

                             Threshold              Target           Maximum
                             ---------              ------           -------
      Chairman                 17.5%                35.0%             52.5%


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
                                   ARTICLE III

                                  PARTICIPATION

3.1 Eligibility to participate in the Plan is limited to key executive officers with direct influence on the Bank's earnings and long-term growth. Participation in the Plan will be recommended by the Committee and approved by the Board.

3.2   The positions included in the Plan are:

      (a)   Chief Executive Officer

      (b)   Chief Operating Officer

      (c)   Executive Vice President(s)

      (d)   Senior Vice President(s)

      In the future, additional positions may be included in the Plan as deemed appropriate by the Board.

3.3 An Individual may participate in the Plan beginning the first of the month following his appointment to an eligible position.

3.4 A Participant must be actively employed on the date of distribution in order to receive an award under this Plan, except as provided under
      Section 7.1.


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
                                   ARTICLE IV

                           DETERMINATION OF AWARD SIZE

4.1 Each Participant will be eligible to earn an annual award which is a percentage of his/her respective salary on January 1 of the Plan Year or his/her employment commencement date, whichever is later.

4.2 In the event a Participant is promoted to another eligible position during the year, the award will be prorated to reflect the individual's level of incentive opportunity for the complete calendar months in each position.

4.3   The guideline incentives levels by position are as follows:

                                             Incentive Opportunity
                                     ----------------------------------------
      Position                       Threshold       Target           Maximum
      --------                       ---------       ------           -------
      Chief Executive Officer           17.5%         35.0%             52.5%
      Chief Operating Officer           15.0          30.0              45.0
      Executive Vice President          12.5          25.0              37.5
      Senior Vice President             10.0          20.0              30.0

      The threshold award level represents the minimum payout under the Plan, assuming that the Bank's performance warrants a payout under the terms of the Plan.

4.4 The actual size of each Participant's incentive award will be calculated on a pro rata basis reflecting the relationship between incentive opportunity percentages and actual performance attained.

4.5 An example of a prorated award for the Chairman position assuming an actual net operating income of $24 million and a base salary of $275,000 is as follows:

                               PERFORMANCE LEVELS
                             (Net Operating Income)
         ------------------------------------------------------------------
         Threshold                  Target                    Maximum
         ---------                  ------                    -------
       $10 million                $20 million                $40 million


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

                            AWARD LEVELS - Chairman
                            (Percent of Base Salary)
         ------------------------------------------------------------------
         Threshold                   Target                    Maximum
         ---------                   ------                    -------
          17.5%                      35.0%                      52.5%

      Award percentage equals:     20% of difference between the target and
                                   maximum award percentages, plus the
                                   target percentage. In this example,
                                   3.5% + 35.0% = 38.5%.

            Actual Perf. - Target Perf.   =   $24 MM - $20 MM  - 20%,
            ---------------------------       ---------------
            Maximum Perf. - Target Perf.      $40 MM - $20 MM

            20% x (Maximum Award - Target Award) + Target Award =
            20% x (52.5% - 35.0%) + 35.0% = 38.5%

      Award amount equals:         Base salary multiplied by the award
                                   percentage. In this example,
                                   $275,000 x 38.5% = $105,900
                                   (rounded to the next 100).

4.6 The annual incentive percentages indicated in Section 4.3 are a guideline; each Participant's actual incentive levels will be recommended by the Committee and approved by the Board for each Plan Year.


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                                    ARTICLE V

                            PERFORMANCE MEASUREMENTS

5.1 An incentive pool will be funded based on the level of profitability achieved by the Bank over an established performance threshold.

5.2 An Annual Target for the Bank's net operating income (before taxes and extraordinary items, after interest expense) will be projected annually by Senior Management, reviewed by the Committee and approved by the Board (by the end of March) for the Plan Year ending the following December 31.

5.3 A threshold performance level and maximum performance level based on the Annual Target will be established annually by the Committee and approved by the Board. The threshold level will ensure that the Bank has obtained an acceptable level of income before any incentives are paid out.

5.4 An example of the annual performance levels based on a threshold set at 50%of the Annual Target and a maximum set at 200% of the Annual is as follows:

             PERFORMANCE LEVELS (Net Operating Income Before Taxes)
         ------------------------------------------------------------------
         Threshold                    Target                    Maximum
         ---------                    ------                    -------
       $10 million                $20 million                $40 million


      Any performance levels attained that are between the established levels will receive pro rata treatment in calculating participant awards.


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                                  ARTICLE VI

                            DISTRIBUTION OF AWARDS

6.1 Distribution of earned awards will be made within a reasonable period of time following the close of the Bank's fiscal year and approval of financial results by the Board.

6.2 In lieu of receiving a distribution of a cash award, each Participant may voluntarily make a prior irrevocable election to defer all or part of his/her potential award until some later specified date, in accordance with a voluntary deferral agreement. The Participant's election must be made prior to the beginning of the Plan Year for which the award will be made.

6.3 Interest will be credited on undistributed awards subsequent to the original date of distribution, at the rate specified in the deferral agreement. Interest will be compounded on a quarterly basis. Preferred earned awards and accrued interest will remain as general assets of the Bank and will not be segregated or funded.

                                  ARTICLE VII

                              GENERAL PROVISIONS

7.1 A Participant who retires, dies or becomes totally disabled will receive a pro rata incentive award based on the number of complete months employed in an eligible position during the Plan Year.

7.2 A Participant will forfeit all rights to benefits payable under the Plan if the employee terminates for any reason (other than indicated in 7.1) including voluntary termination, layoff, termination for cause; or the individual being guilty of gross misconduct, misuse of Bank funds or property, engagement in illegal activities affecting the Bank or conviction of a felony or other serious crime.

7.3 In the event that accrued incentive funds are returned to the Bank due to the termination and forfeiture of any allocated awards, such accrued funds will be retained by the Bank.

7.4 Nothing contained in the Plan shall be construed to limit or affect in any manner or degree the normal and usual powers of management, including the right to terminate the employment of a Participant, or to remove any Participant from the Plan.

7.5 The judgement of the Committee in administering this Plan and final approval by the Board will be binding upon all officers and employees of the Bank, whether or not selected as Participants under the terms of this Plan.

7.6 The Bank maintains the sole right to modify, and/or discontinue this Plan as it deems necessary. Such modifications or Plan termination will not affect the payment of any awards which would have been earned and would otherwise be payable up to the date of change or Plan termination.


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